PRESS RELEASE

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Jim Cullinan Vice President, Marketing Buzz and Brand (408) 586-3920

Plantronics Announces Expansion of Stock Repurchase Program
Focused on Balanced Capital Allocation Strategy and Commitment to Deleveraging

SANTA CRUZ, CA, November 29, 2018 - Plantronics, Inc. (NYSE:PLT), a market leader in the global headsets, voice, and video endpoint market, today announced that its Board of Directors has approved an expansion of the Company’s stock repurchase authorization by one million shares. The expanded authorization brings Plantronics total remaining capacity to approximately 1.7 million shares for future purchases.

“The Board’s expansion of our repurchase authorization reflects the confidence we have in our company, our strategy, our comprehensive portfolio of communications and collaborations endpoints, and our ability to execute on what we believe to be a tremendous opportunity before us,” said Joe Burton, President and Chief Executive Officer, Plantronics. “We are confident that Plantronics will continue building on its momentum as we prepare for our next phase of profitable growth.”

Burton continued, “The Plantronics Board regularly evaluates our capital allocation program, which balances strategic investments in the business, further strengthening of our balance sheet, and returning capital to our investors. While deleveraging continues to be a priority for Plantronics, in light of the levels at which our stock is currently trading and our current cash position, we believe that share repurchases are a highly effective use of capital at this time. We intend to focus on paying down outstanding debt as early as January and will continue to maintain a flexible and opportunistic approach to capital allocation priorities with the goal of driving enhanced shareholder value.”

Under its expanded stock repurchase program, Plantronics may repurchase shares from time to time in open market transactions or through privately negotiated transactions in accordance with applicable federal securities laws and regulations. The timing and amounts of any purchases under the stock repurchase program will be based on market conditions and other factors including price and capital availability.

About Plantronics

Plantronics is an audio pioneer and a leader in the communications industry. Plantronics technology creates rich, natural, people-first audio and collaboration experiences so good ideas can be shared and heard-wherever, whenever and however they happen. The company’s portfolio of integrated communications and collaboration solutions spans headsets, software, desk phones, audio and video conferencing, analytics and services. Our solutions are used worldwide by consumers and businesses alike and are a leading choice for every kind of workspace. For more information visit plantronics.com. All trademarks are the property of their respective owners.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) our expectations regarding the company, its strategy, products, and our ability to achieve business objectives; (ii) our expectations regarding profitability; (iii) our expectations of the benefits of repurchasing our stock; and (iv) our current intentions regarding debt reduction and future capital allocation, in addition to other matters discussed in this press release that are not purely historical. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro-economic conditions in our domestic and international markets;

•
our ability to realize and achieve positive financial results projected to arise in the Enterprise market from UC&C adoption could be adversely affected by a variety of factors including the following: (i) as UC&C becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our products which, in turn, will reduce the sales prices for those products; (ii) our plans are dependent upon adoption of our UC&C solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and Huawei, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC&C solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate; (vi) our sales model and expertise must successfully evolve to support complex integration of hardware, software, and services with UC&C infrastructure consistent with changing customer purchasing expectations; (vii) as UC&C becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (viii) sales cycles for more complex UC&C deployments are longer as compared to our traditional Enterprise products; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC&C products are and will be integrated;

•
regarding the Polycom acquisition: (i) we may be unable to integrate Polycom's business within our own in a timely and cost-efficient manner or do so without adversely impacting operations, including new product launches; (ii) expected synergies or operating efficiencies may fail to materialize in whole or part or may not occur within expected time-frames; (iii) the acquisition may adversely impact ours or Polycom's relationships with respective customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues); (iv) each company may be unable to retain and hire all or a portion of their respective key personnel; (v) legal and regulatory enforcement matters that are pending at Polycom may adversely impact the results of the combined company; (vi) our increased leverage as a result of the transaction will be substantially greater than prior to the acquisition which may pose risks, including reduced flexibility to make changes in our operations in response to business or economic conditions, increased borrowing costs, as well as penalties or costs should we fail to comply with terms of the financial agreements such as debt ratios and financial and operation performance targets; (vii) negative effects on the market price of our common stock as a result of the transaction, particularly in light of the issuance of our stock in the transaction; (viii) our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementations in the context of the transaction, our ability to forecast financial results of the combined company and that we may be unable to successfully integrate our reporting system causing an adverse impact to our ability to make timely and accurate filings with the SEC and other domestic and foreign governmental agencies; (ix) the potential impact of the transaction on our future tax rate and payments based on the consolidation global entity and our ability to quickly integrate foreign operations; (x) the challenges of integrating the supply chains of the two companies; and (xi) the potential that our due diligence did not uncover risks and potential liabilities of Polycom;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	new or greater tariffs on our products;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 9, 2018 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95060
831-426-6060 / Fax 831-426-6098